Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Spectrum Realty, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-101154) of American Spectrum Realty, Inc. of our report dated October 30, 2014, relating to the consolidated financial statements as of December 31, 2013 and the financial statements, which appears in this Form 10-K.

EEPB, P.C.
Houston, Texas
October 31, 2014